Exhibit 5.1

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           [Letterhead of Buchanan Ingersoll Professional Corporation]


                                January 21, 1997


D & E Communications, Inc.
130 East Main Street
Ephrata, Pennsylvania 17522
Dear Ladies and Gentlemen:

     You have requested our opinion with respect to the Registration Statement on Form S-4 (the "Registration Statement") of D & E Communications, Inc. (the "Company") to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of that number of shares of the Common Stock, par value $.16 per share, of the Company (the "Common Shares") equal to $8,000,000 (less certain expenses as more fully described in that certain Agreement and Plan of Merger between the Company and PCS One, Inc. (the "Plan of Merger")) divided by the weighted average closing price of the D & E Common Shares on the National Association of Securities Dealers, Inc. Automated Quotations National Market System over the 20 trading days immediately preceding the Closing Date (as defined in the Plan of Merger) but not less than $23.00 and no more than $27.00 per share.

     In connection with this opinion, we have reviewed the articles of incorporation and bylaws of the Company, the Registration Statement and such other documents and public records as we have deemed necessary or appropriate for the purposes of this opinion. In addition, we have expressly relied upon certain representations made to us by the Company. If any statements contained in the Registration Statement are not true and accurate, or if such representations made to us are not true and accurate, then we express no opinion to the extent that the subject matter of our opinion is affected thereby. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Registration Statement.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

     2. When the Common Shares have been issued in accordance with the transactions proposed in the Registration Statement, as the same may be amended, and when the appropriate actions, as set forth below, have been taken, the Common Shares will be authorized, validly issued, fully paid and nonassessable.

     The actions to be taken which are referred to in the immediately preceding paragraph consist of the following:

     (a) Appropriate definitive action by the Board of Directors or Executive Committee of the Company;

     (b) The filing of Articles of Merger pursuant to the Plan of Merger with the Corporation Bureau of the Department of State of the Commonwealth of Pennsylvania;


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     (c)  The filing of a Certificate of Merger pursuant to the Plan of Merger with the Secretary of State of the State of New Jersey;

     (d)  Compliance with the Act and applicable state securities laws; and

     (e) Issuance of the Common Shares in accordance with the corporate authorizations aforesaid.

     We are members of the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States of America.

     We have not undertaken any independent investigation to determine the existence or absence of any facts set forth in the Registration Statement or the representations made to us by the Company, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation as counsel to the Company in connection with the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Opinions."

     This opinion is intended solely for your use and is not to be made available to or relied upon by other persons or entities without our prior written consent.

                                       BUCHANAN INGERSOLL
                                       PROFESSIONAL CORPORATION



                                       By: /s/ Stephen W. Johnson
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                                               Stephen W. Johnson, Partner



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